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                                                                 Exhibit 23.1
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                        INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
Reliance Group Holdings, Inc. on Form S-8 relating to the Reliance Group Holdings, Inc. 1998 Stock Option Plan of our reports dated February 13, 1998, except as to notes 1 and 2 of the consolidated financial statements, as to which the date is February 27, 1998 and note 10 of the consolidated financial statements, as to which the date is March 5, 1998 (which includes an unqualified opinion and includes an explanatory paragraph relating to the adoption of Emerging Issues Task Force Issue No. 97-13, "Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project That Combines Business Process Reengineering and Information Technology Transformation" as described in Note 1) appearing in and incorporated by reference in the Annual Report on Form 10-K of Reliance Group Holdings, Inc. for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP
New York, New York
October 15, 1998